UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017 (August 23, 2017)

Origo Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 634 - 4512

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed on February 22, 2017 by Origo Acquisition Corporation (the “Company”), on February 21, 2017, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on the NASDAQ Capital Market. In April 2017, the Company submitted a plan to evidence compliance with the Minimum Public Holders Rule and Nasdaq granted the Company until August 21, 2017 to evidence compliance with the Minimum Public Holders Rule.

On August 23, 2017, the Company received a written notice from Nasdaq stating that the Company had not regained compliance with the Minimum Public Holders Rule for continued listing on Nasdaq. The notice further stated that, unless the Company requests an appeal of Nasdaq’s determination, trading of the Company’s securities will be suspended at the open of business on September 1, 2017 and Nasdaq will file a Form 25 to remove the Company’s securities from listing and registration on Nasdaq. As permitted under Nasdaq rules, the Company intends to appeal the delisting determination and the Company’s securities will continue to trade on Nasdaq while such appeal is pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2017	ORIGO ACQUISITION CORPORATION

	By:	/s/Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer